Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Remitly Global, Inc. of our report dated April 1, 2021 relating to the financial statements and financial statement schedule, which appears in Remitly Global, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-259167). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
September 23, 2021